As filed with the Securities and Exchange Commission on February 27, 2006
                                                     Registration No. 333-58644
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                   Post-Effective Amendment No. 1 to Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                                IVAX CORPORATION
             (Exact name of registrant as specified in its charter)
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              Florida                                  26-0132770
  (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                Identification Number)

                             4400 Biscayne Boulevard
                              Miami, Florida 33137
                                 (305) 575-6000

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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                             Steven D. Rubin, Esq.
                             Senior Vice President,
                          General Counsel and Secretary
                                IVAX Corporation
                             4400 Biscayne Boulevard
                              Miami, Florida 33137
                                 (305) 575-6000

 (Name, address, including zip code, telephone number, including area code, of agent for service)
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                                   Copies to:
                              PETER H. JAKES, Esq.
                            JEFFREY S. HOCHMAN, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000
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If the only securities being registered on this Form are being offered pursuant
to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

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


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                       DEREGISTRATION OF UNSOLD SECURITIES


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     1,169,500 shares of common stock of IVAX Corporation, par value $0.10 per share (the "Common Stock"), and the associated common stock purchase rights (the "Common Stock Purchase Rights"), giving effect to the 5-for-4 stock split of the Common Stock in May 2001 and the 5-for-4 stock split of the Common Stock in August 2004, previously registered for sale to the public under this Registration Statement are hereby withdrawn from registration. Such Common Stock and Common Stock Purchase Rights represent all the securities remaining unsold under this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on February 27, 2006.


                                       IVAX CORPORATION


                                       By: /s/ Phillip Frost
                                           -------------------------------------
                                           Phillip Frost
                                           Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Name                            Title(s)                      Date
       ----                            --------                      ----

/s/ Phillip Frost              Chief Executive Officer         February 27, 2006
---------------------------    (Principal Executive
    Phillip Frost               Officer)

/s/ Thomas E. Beier            Senior Vice President -         February 27, 2006
---------------------------    Finance and Chief Financial
    Thomas E. Beier            Officer (Principal
                               Financial Officer)

/s/ Thomas E. McClary          Vice President -                February 27, 2006
---------------------------    International Finance
    Thomas E. McClary          and Chief Accounting Officer
                               (Principal Accounting
                                Officer)

/s/ George S. Barrett                 Director                 February 27, 2006
---------------------------
    George S. Barrett

/s/ William S. Marth                  Director                 February 27, 2006
---------------------------
    William S. Marth

/s/ Richard Egosi                     Director                 February 27, 2006
---------------------------
    Richard Egosi